EXHIBIT 23.2

Consent of Independent Auditors
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the amended Registration Statement on Form S-8 of No Borders, Inc. of our report dated August 11, 2004, which appears in the Registrant's Form 10-KSB, as amended, for the year ended December 31, 2003.




Malone & Bailey, PLLC
Certified Public Accountants
2925 Briarpark, Suite 930
Houston, Texas 77042
www.malone-bailey.com
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August 11, 2004